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                                                                  EXHIBIT (g)(8)



                                   EXHIBIT A

  List of Pacific Select Fund Portfolios Covered by the Custody Agreement and Amendments thereto by and among Pacific Select Fund, State Street Bank and Trust
      Company of California, N.A. and State Street Bank and Trust Company.

Blue Chip Portfolio
Aggressive Growth Portfolio
Aggressive Equity Portfolio
Emerging Markets Portfolio
Diversified Research Portfolio
Small-Cap Equity Portfolio
International Large-Cap Portfolio
Equity Portfolio
I-Net Tollkeeper Portfolio
Financial Services Portfolio
Health Sciences Portfolio
Technology Portfolio
Telecommunications Portfolio
Multi-Strategy Portfolio
Large-Cap Core Portfolio (formerly the Equity Income Portfolio)
Strategic Value Portfolio
Growth LT Portfolio
Focused 30 Portfolio
Mid-Cap Value Portfolio
International Value Portfolio
Capital Opportunities Portfolio
Mid-Cap Growth Portfolio
Global Growth Portfolio
Equity Index Portfolio
Small-Cap Index Portfolio
REIT Portfolio
Inflation Managed Portfolio
Managed Bond Portfolio
Money Market Portfolio
High Yield Bond Portfolio
Equity Income Portfolio
Research Portfolio
Large-Cap Value Portfolio

Effective January 1, 2002 agreed to and accepted by:


PACIFIC SELECT FUND

By: /s/ THOMAS C. SUTTON               Attest: /s/ AUDREY L. MILFS
   __________________________________         ______________________________
   Name:  Thomas C. Sutton                    Name:  Audrey L. Milfs
   Title: Chairman of the Board and           Title: Secretary

          Trustee

STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.

By: /s/ Lynda A. Vogel                 Attest:
   __________________________________         ______________________________
   Name: Lynda A. Vogel                       By:

STATE STREET BANK AND TRUST COMPANY

By: /s/ Robert G. Novellano            Attest: /s/ Beverly Edwards
   __________________________________         ______________________________
   Name: Robert G. Novellano                  By: Beverly Edwards
   Title: Senior Vice President               Title: Vice President